UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2003

GATX Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	1-2328	36-1124040
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

500 West Monroe Street
Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

99a	GATX Corporation presentation, dated May 8, 2003, submitted to the SEC along with the electronic submission of this Form 8-K.

Item 9. REGULATION FD DISCLOSURE

The information in this section is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

On May 8, 2003, GATX Corporation issued the following press release:

GATX Corporation (NYSE: GMT) announced that Brian A. Kenney, Senior Vice President and Chief Financial Officer, will present today, May 8, at the American Financial Services Association’s (AFSA) U.S. Finance Industry Conference for Fixed Income Investors in Chicago. The presentation will include an overview of GATX’s operations.

The accompanying slides for the presentation are available at www.gatx.com or by calling the GATX investors relations department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Brian Kenney

Brian A. Kenney Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

Date: May 8, 2003

INDEX TO EXHIBITS

Exhibit No.		Method of Filing

99a	GATX Corporation presentation dated May 8, 2003	Filed Electronically